UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 8, 2019 (March 5, 2019)
Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211 (Commission File Number)	39-1434669
(State of Incorporation)		(IRS Employer Identification No.)

221 West Philadelphia Street,
York, Pennsylvania		17401-2991
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(717) 845-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Performance Restricted Stock Unit Awards

On March 5, 2019, the Board of Directors (the “Board”) of DENTSPLY SIRONA Inc. (the “Company”) and the Human Resources Committee of the Board approved a grant of Performance Restricted Stock Units to select employees of the Company (the “PRSU Awards”), including the named executive officers as set forth below. The grant date of the PRSU Awards will be the third trading day after the filing of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018. The number of units subject to the award will be determined based on the closing price of the Company’s common stock on Nasdaq on the date of grant. The PRSU Awards are eligible for vesting upon the attainment of certain adjusted operating margin targets during a performance period commencing on January 1, 2019 and ending on December 31, 2022. In order for any of the PRSU Awards to vest, an adjusted operating margin of 18.0% must be achieved over a period of four consecutive quarters, and an adjusted operating margin above that threshold must then be maintained for the subsequent quarter, all calculated on a trailing four quarter basis. At the 18.0% adjusted operating margin level, the PRSU Awards would vest at 50% of the target number of units of the respective awards. Significantly better performance is required to achieve the highest level payout, which equals 300% of the number of units granted if an adjusted operating margin of 23.0% is achieved over an applicable performance period. The purpose of the grant is to incentivize the ongoing efforts required by the executive team to achieve successful execution of the strategic plan and to further link the compensation of these executives to the value created for stockholders.

The Company’s named executive officers received a PRSU Award equal to a multiple of the grant date value of their 2018 annual long-term incentive equity awards, as follows: Mr. Donald M. Casey, Chief Executive Officer has been granted a PRSU Award with a notional value of $5,000,000; Mr. Nicholas W. Alexos, Executive Vice President and Chief Financial Officer has been granted a PRSU Award with a notional value of $2,125,000; Mr. Keith J. Ebling, Executive Vice President, General Counsel and Corporate Secretary has been granted a PRSU Award with a notional value of $1,812,500; and Ms. Maureen J. MacInnis, Senior Vice President, Chief Human Resources Officer and Communications has been granted a PRSU Award with a notional value of $668,750.

The PRSU Awards are made under the Company’s 2016 Omnibus Incentive Plan and will be evidenced by a PRSU Award Agreement. The foregoing summary of the PRSU Award is qualified in its entirety by reference to the text of the PRSU Award Agreement attached as Exhibit 10.1 and incorporated herein by reference.

Amendments to Employment Agreements

On March 5, 2019, the Company entered into amendments (each, an “Amendment” and collectively, the “Amendments”) to the Employment Agreements (each, an “Agreement”, and collectively, the “Agreements”) of Donald M. Casey, Jr., the Company’s Chief Executive Officer, Nicholas W. Alexos, the Company’s Executive Vice President and Chief Financial Officer, and Keith J. Ebling, the Company’s Executive Vice President, General Counsel and Corporate Secretary. The purpose of the Amendments is to make those Agreements more consistent with each other and market practice.

The Amendment of Mr. Casey’s Agreement clarifies that he would be entitled to severance in connection with termination of his employment upon expiration of the term of his Agreement by reason of the Company providing a notice of non-renewal of the Agreement. The Amendments amend the Agreements of each of Messrs. Alexos and Ebling to allow each of them to terminate their employment for “good reason” (as defined in each of the Amendments), subject to terms and conditions set forth in the Agreements, and receive severance on account of a “good reason” termination. The Amendments to the Agreements of Messrs. Alexos and Ebling also make corresponding changes to reflect such “good reason” termination concept throughout the Agreements. The Amendments of the Agreements of Messrs. Alexos and Ebling would also give such executives the right to receive outplacement services if their employment is terminated under circumstances resulting in severance payment rights for the executive.

The foregoing summary of the Amendments to the employment agreements of Messrs. Casey, Alexos and Ebling is qualified in its entirety by reference to the text of the Amendments attached as Exhibits 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Performance Restricted Stock Unit Award Agreement
10.2	Second Amendment dated as of March 5, 2019 to Employment Agreement by and between DENTSPLY SIRONA Inc. and Donald M. Casey, Jr.
10.3	First Amendment dated as of March 5, 2019 to Employment Agreement by and between DENTSPLY SIRONA Inc. and Nicholas W. Alexos.
10.4	First Amendment dated as of March 5, 2019 to Employment Agreement by and between DENTSPLY SIRONA Inc. and Keith J. Ebling.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTSPLY SIRONA Inc.

	By:	/s/ Keith J. Ebling
Keith J. Ebling
Executive Vice President, Secretary and General Counsel

Date: March 8, 2019